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                                                                 EXHIBIT 10.5(b)
                                                                 ---------------

                                AMENDMENT TO THE
                EKCO GROUP, INC. EMPLOYEES' STOCK OWNERSHIP PLAN


     WHEREAS, Ekco Group, Inc. (the "Employer") heretofore adopted the Ekco Group, Inc. Employees' Stock Ownership Plan (the "Plan"); and

     WHEREAS, the Employer reserved the right to amend the Plan; and

     WHEREAS, the Employer desires to amend the Plan;

     NOW THEREFORE, the Plan is hereby amended, as follows:

     1. Article 8: DIVERSIFICATION ELECTION, is amended in its entirety effective as of March 1, 1998, to read as follows:

          1. Diversification election. This Article sets out procedures meant to comply with the diversification procedures required of ESOPs under Code Section 401(a)(28). The intent is to allow working participants who are nearing retirement age the opportunity to diversify their plan investments. This procedure permits such participants to elect to receive payments from their employer stock accounts which they may keep as income subject to applicable taxes, or which they may roll over, either to another defined contribution plan of the employer or to an individual retirement account.

          2. Eligibility to diversify. Any participant who is age 55 or more and who has completed 10 years of active participation in this Plan is permitted to diversify his account investments according to the procedures set out in this Article.

               In addition to participants who are eligible under the preceding sentence, any participant who is a member of the Lodge No. 2906, District 98 of the International Association of Machinists and Aerospace Workers Union (the "Union" for purposes of this Article) who is age 40 or more and who has completed 10 years of active participation in this Plan is permitted to diversify his account investments according to the procedures set out in this Article.

          3. Time when diversification elections may be made. A participant's diversification period starts with the plan year in which occurs the later of the participant's 55th (40th for Union participants) birthday or the conclusion of 10 plan years as a participant in the Plan. The participant's diversification period includes that plan year and each of the next five plan years; provided that the participant's diversification period will not end before the end of the plan year in which occurs the participant's 61st birthday. Elections to diversify may be made by a participant only within the 90-day diversification election periods following the close of each plan year in the participant's diversification period.

          4. Amount available for diversification. The number of shares available for diversification is 25% (50% for Union participants) of the number of shares (or, for the last plan year in the participant's diversification period, 50% of the number of shares) in his employer stock accounts at the end of the plan year preceding the applicable election period (determined as if the participant had made no previous diversification elections under this Article, and then reduced by the number of shares previously diversified under this Article). This calculation will be made separately for preferred shares and common shares.

          5. Payment to participant. A participant who is eligible for and who elects diversification will be paid the proper amount for the shares he has elected to diversify (not to exceed the number



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               available for diversification) within 90 days of the end of the election period. Determinations of amounts and forms of payment will be made in accordance with Committee procedures in effect from time to time.

          2. Subsection (a) of Section 4 of Article 7: VESTING; PAYMENT FROM PLAN ACCOUNTS is amended, effective as of June 1, 1998, by adding the following new subsection (iii):

               iii. Notwithstanding the preceding subsections (i) and (ii), a participant (or beneficiary) may request payment for shares in his accounts that are readily tradable on a public exchange in the form of cash at the then value of such shares (determined in accordance with Section 4 of Article
                    6). In such event, the plan administrator will request the employer to purchase the shares in the participant's account for which the participant requested cash payment. The employer has no obligation to purchase any such shares. If the employer agrees to purchase some or all of such shares, the trustee will sell the shares to the employer at their then value (determined in accordance with Section 4 of Article 6), and the sale proceeds will be paid to the participant (or beneficiary) in accordance with the plan.

          3. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.

          IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 26th day of June, 1998.

                                   EKCO GROUP, INC.


                                   By:  /S/ DONATO A. DENOVELLIS
                                        ------------------------
                                        Donato A. DeNovellis
                                        Chief Financial Officer and Executive
                                        Vice President, Finance & Administration











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